UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08931	95-1678055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9333 Balboa Avenue	92123
San Diego, California	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CUB	New York Stock Exchange
Preferred Stock Purchase Rights	–	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On May 25, 2021, Cubic Corporation, a Delaware corporation (the “Company”), completed its previously announced merger (the “Merger”) with Atlas Merger Sub Inc., a Delaware corporation (“Sub”) and a wholly owned subsidiary of Atlas CC Acquisition Corp., a Delaware corporation (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 7, 2021, by and among the Company, Parent and Sub, as amended by Amendment No. 1, dated as of March 30, 2021 (the “Merger Agreement Amendment”) (as so amended, the “Merger Agreement”). The Company is the surviving corporation in the Merger. Parent is controlled by investment funds affiliated with Veritas Capital Fund Management, L.L.C. and Evergreen Coast Capital. Capitalized terms used but not otherwise defined herein have the meaning set forth in the Merger Agreement. The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K does not purport to be complete and is subject and qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 9, 2021 and incorporated herein by reference, and the full text of the Merger Agreement Amendment, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2021 and incorporated herein by reference.

Item 1.02. Termination of Material Definitive Agreement.

The information provided in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On May 25, 2021, in connection with the consummation of the Merger, the Company repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment, under that certain Fifth Amended and Restated Credit Agreement, dated as of March 27, 2020 (as amended by the First Amendment to Fifth Amended and Restated Credit Agreement, dated as of July 2, 2020, the “Credit Agreement”), by and among the Company, Cubic Transportation Systems, Inc., a California corporation and a wholly owned subsidiary of the Company, Cubic Defense Applications, Inc., a California corporation and a wholly owned subsidiary of the Company, the other subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and terminated all commitments thereunder. The termination of the Credit Agreement became effective at the effective time of the Merger (the “Effective Time”) on May 25, 2021.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information provided in the Introduction of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each share of common stock of the Company, without par value per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (i) that were held in the treasury of the Company, (ii) owned of record by the Company, (iii) owned of record by Parent, Sub or any of their respective subsidiaries (other than, in each case of clauses (i) through (iii), shares held on behalf of a third party), (iv) that were beneficially held or owned of record by any subsidiary of the Company and (v) held by stockholders who had not voted in favor of, or consented to the adoption of, the Merger Agreement and who had properly demanded appraisal of such shares and complied in all respects with all the provisions of the Delaware General Corporation Law concerning the right of holders of shares to request appraisal of their shares) was cancelled and automatically converted into the right to receive $75.00 in cash per share, without interest thereon, subject to any required tax withholding in accordance with the terms of the Merger Agreement (the “Merger Consideration”).

Immediately prior to the Effective Time, each outstanding award of restricted stock units (“RSUs”) with respect to Company Common Stock (each such award, an “RSU Award”), including each award of performance-based RSUs, was fully vested and cancelled, and each holder of a cancelled RSU Award was entitled to receive a payment in cash, without interest, equal to the product of (i) the number of RSUs subject to such RSU Award multiplied by (ii) the Merger Consideration (the “RSU Payments”), less any required tax withholding in accordance with the terms of the Merger Agreement. For purposes of calculating the RSU Payments with respect to an RSU Award that was subject to performance-based vesting conditions, the number of RSUs deemed to have been earned was equal to the target number of RSUs subject to such RSU Award multiplied by the greater of (x) 100% and (y) the total stockholder return multiplier applicable to such RSU Award (up to a maximum of 125% of the target number of RSUs), calculated as of the closing date of the Merger (the “Closing Date”) and using the Closing Date as the applicable measurement date, in each case in accordance with the applicable terms of such RSU Award in effect immediately prior to the Effective Time.

Immediately prior to the Effective Time, each issued and outstanding share of Company Common Stock that had been issued as restricted stock (each share, a “Restricted Share”) was fully vested and cancelled, and each holder of a cancelled Restricted Share was entitled to receive a payment in cash, without interest, equal to the Merger Consideration, less any required tax withholding in accordance with the terms of the Merger Agreement.

The definitive proxy statement of the Company, filed with the SEC on March 26, 2021 (the “Definitive Proxy Statement”), the supplement to the Definitive Proxy Statement, filed with the SEC on April 5, 2021, and the supplemental disclosures on the Company’s Current Report on Form 8-K, filed with the SEC on April 19, 2021, contain additional information about the Merger and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of the Company in the Merger.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K, and the full text of the Merger Agreement Amendment, which is included as Exhibit 2.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On May 25, 2021, in connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that a certificate of merger to effect the Merger was filed with the Secretary of State of the State of Delaware. The Company requested that the NYSE file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 in order to initiate the delisting of the Company Common Stock from the NYSE and the deregistration of the Company Common Stock under Section 12(b). As a result, trading of the Company Common Stock, which traded under the ticker symbol “CUB” on the NYSE, was suspended prior to the opening of trading on the NYSE on May 25, 2021.

The Company intends to file a certification on Form 15 with the SEC requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company Common Stock be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The information provided in the Introduction, Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each holder of Company Common Stock outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right to receive the Merger Consideration for such stockholder’s shares of Company Common Stock), and, accordingly, no longer has any interest in the Company’s future earnings or growth.

Item 5.01. Changes in Control of Registrant.

The information provided in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Merger, a change in control of the Company occurred and the Company became a wholly owned subsidiary of Parent. Parent funded the acquisition through a combination of debt, equity and preferred equity financing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Directors

Immediately prior to and contingent upon the Effective Time, in connection with the consummation of the Merger and in accordance with the Merger Agreement, each member of the Company’s board of directors resigned from and ceased serving on the Company’s board of directors and any and all committees thereof. No director resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The members of the Company’s board of directors immediately prior to the Effective Time were Prithviraj Banerjee, Bruce G. Blakley, Maureen Breakiron-Evans, Denise L. Devine, Bradley H. Feldmann, Carolyn Flowers, Janice M. Hamby, David F. Melcher and Steven J. Norris.

In connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement, the directors of Sub immediately prior to the Effective Time, Ramzi Musallam, Benjamin Polk and James Dimitri, became the directors of the Company effective as of, and immediately following, the Effective Time.

Employee Stock Purchase Plans; Equity Incentive Plans

In accordance with the terms of the Merger Agreement, (i) as of the Effective Time, the Company’s Amended and Restated 2015 Incentive Award Plan was terminated and (ii) immediately prior to and effective as of the Effective Time, the Company’s Employee Stock Purchase Plan was terminated.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Introduction and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On May 25, 2021, the Company filed with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger. Pursuant to the Merger Agreement, at the Effective Time, the amended and restated certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (as described in the Definitive Proxy Statement, and as so amended and restated, the “Third Amended and Restated Certificate of Incorporation”). A copy of the Third Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto and is incorporated herein by reference. In addition, at the Effective Time, the bylaws of Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Company (except that references to the name of Sub were replaced by references to the name of the Company) (the “Bylaws”). A copy of the Bylaws is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On May 25, 2021, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of such Section, nor shall it be deemed incorporated by reference in any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 7, 2021, by and among Atlas CC Acquisition Corp., Atlas Merger Sub Inc. and Cubic Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of March 30, 2021, by and among Atlas CC Acquisition Corp., Atlas Merger Sub Inc. and Cubic Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2021).
3.1	Third Amended and Restated Certificate of Incorporation of the Company (filed herewith).
3.2	Bylaws of the Company (filed herewith).
99.1*	Press Release, dated May 25, 2021.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2021	Cubic Corporation

	By:	/s/ Hilary Hageman
	Name:	Hilary Hageman
	Title:	Senior Vice President, General Counsel and Corporate Secretary